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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Independent Accountant" in the Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of EQ Advisors Trust.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
January 28, 2000